UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SFBC International, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation or organization)

59-2407464

(I.R.S. Employer Identification No.)

11190 Biscayne Blvd., Miami, FL 33181

(305) 895-0304

 (Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

Michael D. Harris, Esq.

Michael Harris, P.A.

1555 Palm Beach Lakes Boulevard, Suite 310

West Palm Beach, Florida 33401

(561) 689-4441

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Not Applicable

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 (REG. NO. 333-103075) SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(C) OF THE SECURITIES ACT OF 1933.

DEREGISTRATION OF SECURITIES

On February 10, 2003, SFBC International, Inc., a Delaware corporation (the “Registrant”) filed a registration statement on Form S-3 (Registration No. 333-103075) with the Securities and Exchange Commission (the “Registration Statement”).  The Registrant filed pre-effective amendments to the Registration Statement on February 21, 2003, April 4, 2003 and June 6, 2003, and the Commission declared the Registration Statement effective June 19, 2003.  The Registration Statement originally registered for resale by the selling stockholders named therein a total of 336,872 shares of the Registrant’s common stock, par value $.001 per share.

The Registrant’s contractual obligation to maintain the effectiveness of the Registration Statement has terminated.  In accordance with the undertaking contained in Part II, Item 17 (3) of the Registration Statement and pursuant to Item 512 (a) (3) of Regulation SK, the Registrant is filing this Post-Effective Amendment No. 1 to remove from registration the 256,168 shares originally registered by the Registration Statement which remain unsold as of the date this Post-Effective Amendment No. 1 is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on August 12, 2004.

SFBC International, Inc.

By:	/s/ ARNOLD HANTMAN
Arnold Hantman
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 was signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ LISA KRINSKY, M.D.	President and Chairman of the Board of Directors	August 12, 2004
Lisa Krinsky, M.D.

/s/ ARNOLD HANTMAN	Director	August 12, 2004
Arnold Hantman

/s/ DAVID NATAN	Vice President of Finance (the principal financial officer) And Chief Accounting Officer	August 12, 2004
David Natan

/s/ JACK LEVINE	Director	August 12, 2004
Jack Levine

/s/ DR. LEONARD WEINSTEIN	Director	August 12, 2004
Dr. Leonard Weinstein

/s/ DAVID LUCKING	Director	August 12, 2004
David Lucking

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